UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2022

Millennium Sustainable Ventures Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	MILC	OTC (Pink)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events –

Update Regarding Marengo Township, Michigan Greenhouse Cultivation Facility

Millennium Sustainable Ventures Corp (ticker: MILC), through its wholly owned subsidiary Marengo Cannabis LLC (“Marengo Cannabis”), leases from PW MI CanRE Marengo LLC (“PW Marengo”) which is a wholly owned subsidiary of Power REIT (ticker: PW), a 550,000 square foot high-tech greenhouse located in Marengo Township, Michigan (the “Property”). MILC believes that pending license approval, the Property will be the largest cannabis cultivation facility in Michigan and one of the largest greenhouse cannabis cultivation facilities in the United States. MILC also believes that the scale this of the facility and the fact that it is a greenhouse will position Marengo Cannabis to compete favorably as a low-cost producer of high-quality cannabis. This is especially important as prices for cannabis in most markets have compressed recently.

As part of securing cannabis licenses from the Michigan Cannabis Regulatory Agency (“CRA”), a Certificate of Occupancy (“CO”) must be submitted where applicable. Pursuant to the Marengo Township zoning map, the Property is zoned Agricultural and was given a Marijuana Overlay, which according to the Marengo Township Ordinance does not change the underlying zoning. As such, the Property does not require a CO and the CRA agreed in writing to accept a simple two sentence letter (the “CO Letter”) as an alternative to providing a CO. PW Marengo, pursued the agreed upon CO Letter from Marengo Township which was initially unwilling to cooperate which ultimately led PW Marengo to initiate litigations against Marengo Township.

On July 8, 2022, PW Marengo ultimately secured the CO Letter from Marengo Township confirming that the property is currently zoned Agricultural and does not need a CO. The CO Letter is in the form that the CRA previously agreed to accept. Based on the receipt of the CO Letter, the complete licensing application has now been submitted to the CRA. While the submission of the of the licensing application to CRA has been significantly delayed due to the issues with Marengo Township, we have now overcome a significant hurdle in the licensing process. Nevertheless, there is no certainty as to the ability to ultimately secure the licenses from the CRA as well as how long the process will take which will allow us to commence operations.

As previously announced, PW Marengo amended the lease with Marengo Cannabis, to push out rent to Q1 2023 to reflect the uncertainty around the timing of licensing.

In terms of the Michigan cannabis market, wholesale prices to date do not appear to have compressed as significantly as other states such as California, Colorado, and Oklahoma. We continue to believe that the Property was acquired at an attractive basis and that, once fully operational, Marengo Cannabis can be a high quality, low-cost producer in the developing Michigan market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2022

MILLENNIUM SUSTAINABLE VENTURES CORP.

By	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer